EXHIBIT 10(vi)
-------------



                             REVOLVING CREDIT NOTE


$5,000,000.00                                           Cincinnati, Ohio
                                                        January 03, 2001


     FOR VALUE RECEIVED, LASALLE HOTEL LESSEE, INC., with its principal place of business at 4800 Montgomery Lane, Suite M25, Bethesda, Maryland 20814 ("Borrower"), promises to pay, to the order of FIRSTAR BANK, NATIONAL ASSOCIATION ("Lender"), at its office located at 425 Walnut Street, Cincinnati, Ohio 45202 or such other location as Lender may from time to time designate, the principal sum of FIVE MILLION DOLLARS (the "Total Facility") or such lesser amount as may be advanced and outstanding hereunder, together with interest thereon as provided below from the date of disbursement thereof until paid, all in lawful money of the United States of America and in immediately available funds.


1.    DEFINITIONS.  For purposes hereof:

      1.1 Adjusted Base Rate will have the meaning set forth in the Senior Unsecured Credit Facility.

      1.2 "Adjusted Base Rate Advance" will have the meaning set forth in the Senior Unsecured Credit Facility.

      1.3   "Advance" will mean a disbursement under this Note.

      1.4 "Business Day" will mean any day other than Saturday, Sunday and any other day on which banks are required or authorized to close in Ohio, and, if the applicable Business Day relates to a Libor Rate Advance, other than any day on which dealings are not carried on in dollar deposits in the London interbank market.

      1.5 "Conversion" will mean the change from one Interest Rate to another for a particular Advance in accordance with the terms of this Note.

      1.6 "Default" will mean any event or condition that with notice or lapse of time or both would constitute an event of Default.

      1.7 "Default Rate" will mean two percent (2%) per annum in excess of the then current rate of interest in effect under this Note, but not more than the highest rate permitted by law.

      1.8 "Eurocurrency Liabilities" has the meaning given to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

      1.9 "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for any such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

      1.10 "Guarantor" will mean any present or future guarantor of all or any part of this Note. Initially, LaSalle Hotel Properties and LaSalle Hotel Operating Partnership, L.P., are Guarantors.

      1.11 "Interest Period" means for each Libor Rate Advance one calendar month.

      1.12 "Interest Rate" will mean, as applicable, the Adjusted Base Rate or Libor Rate, all subject to the applicability of the Default Rate. All Interest Rate determinations and calculations by Lender hereunder will be conclusive and binding absent manifest error.

      1.13 "Leverage Ratio" will have the meaning set forth in the Senior Unsecured Credit Facility.

      1.14 "Libor" will have the meaning set forth in the Senior Unsecured Credit Facility.

      1.15 "Libor Rate Advance" will mean any Advance that bears interest based upon Libor.

      1.16 "Libor Reserve Requirement" will have the meaning set forth in the Senior Unsecured Credit Facility.

      1.17 "Loan Documents" will mean this note, the guarantees executed by the Guarantors in favor of Lender and any other document executed in connection with this Note.

      1.18 "Maturity date" has the meaning given such term in Section 4 of this Note entitled "Payments and Application of Payments".

      1.19  "Parent" means LaSalle Hotel Properties, a Maryland trust.

      1.20 "Prime Rate" will have the meaning set forth in the Senior Unsecured Credit Facility.

      1.21. "Senior Unsecured Credit Agreement" will mean the Second Amended and Restated Senior Unsecured Credit Agreement dated as of November 13, 2000 among LaSalle Hotel Operating Partnership, L.P., as the borrower, Societe Generale, Southwest Agency, as Administrative Agent and the Lenders named therein, and all amendments thereto and restatements thereof.


2.    RATE OF INTEREST.

      2.1 Subject to the applicability of the Default Rate as provided below, the outstanding principal balance of each Advance will bear interest at a rate per annum as follows: (i) in the case of an Adjusted Base Rate Advance, at a fluctuating rate per annum equal to the Adjusted Base Rate Applicable Margin (as defined in Section 2.3, below) plus the Adjusted Base Rate in effect from time to time; or (ii) in the case of a Libor Rate Advance, at a rate per annum equal to Libor Rate Applicable Margin (as defined in Section 2.3, below) plus the Libor Rate for the applicable Interest Period. All interest calculations under this Note will be made based on (i) for Adjusted Base Rate Advances, a year of 365 days for the actual number of days elapsed in each Interest Period, and (ii) for Libor Advances, a year of 360 days for the actual number of days in each Interest Period. In no event will the rate of interest hereunder exceed 25% per annum or the equivalent rate for a shorter or longer period.

      2.2 The Interest Rate for Advances will be as designated in writing by Borrower to Lender from time to time. If Borrower fails to so designate an Interest Rate for an Advance, such advance will be deemed to be an Adjusted Base Rate Advance until and unless a proper designation is made by Borrower pursuant to this Note.

      2.3 The initial Adjusted Base Rate Applicable Margin will be .50 and the initial Libor Rate Applicable Margin will be 2.00%. Beginning with the fiscal quarter of the Borrower ending March 31, 2001, the Adjusted Base Rate Applicable Margin and the Libor Rate Applicable Margin will be adjusted 45 days after the end of each fiscal quarter of the Borrower based on the Leverage Ratio of Parent for the immediately preceding four fiscal quarters as follows, all as determined under the Senior Unsecured Credit
Agreement:

                                           ABR          LIBOR       Unused
                                           Spread       Spread      Fee
      Leverage Ratio                       (bps)        (bps)       (bps)
      --------------                       ------       ------      ------

      Less than or equal to 35%              25          175.0        20

      Greater than 35% but
        less than or equal to 40%            37.5        187.0        25

      Greater than 40% but
        less than or equal to 45%            50.0        200.0        25

      Greater than 45% but
        less than or equal to 50%            62.5        212.5        25


3.    ADVANCES AND FEES.

      3.1 Upon the execution of this Note, Borrower will pay Lender a fee of $32,500. In addition Borrower will pay Lender an Unused Fee computed from the date hereof through the Maturity Date on the average daily amount by which the Total Facility exceeds the outstanding amount of Advances times the per annum rate set forth above in Section 2.3 under the chart heading "Unused Fee" based on a year of 360 days. Such fees will be due and payable quarterly in arrears 30 days after the last Business Day of each calendar quarter and on the Maturity Date.

      3.2 Advances will be made hereunder pursuant to the Treasury Management Services Master Agreement and other agreements related thereto between Borrower and Lender. Initially, the target balance under the Treasury Management Service Agreement and related documents will be $100,000 and will be adjusted from time to time as agreed to by Borrower and Lender. In the event of any conflict between terms of this Note and the Treasury Management Services Master Agreement and such other agreements related thereto, the terms of this Note will control.

      3.3 Borrower may on any Business Day elect to convert all or any portion of any Advance into an Advance or Advances having a different Interest Rate ("Conversion") upon delivering to Lender of a written notice requesting such Conversion not later than 11 o'clock a.m. (Cincinnati time) on the Business Day of the proposed Conversion; provided, however, that any Conversion of any Libor Rate Advance will be made effective only on the last day of the Interest Period applicable thereto prior to Lender's receipt of such request for Conversion.

      3.4 Borrower may borrow, repay and reborrow under this Note subject to the terms, conditions and limits set forth herein. Lender is authorized to record in its books and records the date and amount of each Advance and payment hereunder, Interest Rate of each Advance and other information related thereto, which books and records will constitute PRIMA FACIE evidence of the accuracy of the information so recorded; PROVIDED, however, that failure of Lender to record, or any error in recording, any such information will not relieve Borrower of any of its obligations under this Note or any of the other Loan Documents.

      3.5 Lender hereby is authorized, at any time and from time to time, to make an advance under this Note for the payment on behalf of Borrower of any principal, interest, fees or other sums due under this Note or any of the Loan Documents. Notwithstanding the foregoing, Lender is not obligated to make any such Advance.

      3.6 Each request of Borrower for a Conversion or an Advance will be subject to all of the terms and conditions of this Note and the Loan Documents. Without limiting the generality of the foregoing, Lender will have no duty to make any Advance or allow any Conversion if after giving effect thereto the aggregate outstanding principal balance under this Note would exceed the Total Facility, or any other maximum amount limits set forth herein or in any of the Loan Documents, or if any other term or condition applicable hereunder or thereunder is not satisfied; and Borrower also will not be entitled to any Advance or Conversion under this Note after (i) maturity (whether by stated maturity, acceleration or otherwise),
(ii) any Event of Default, or (iii) any Default.

      3.7 If at any time or times Lender determines (which determination will be conclusive and binding) that (i) by reason of circumstances affecting the interbank eurodollar market, adequate and reasonable means do not exist for ascertaining the Libor Rate, or (ii) that the Libor Rate will not adequately and fairly reflect the cost to Lender of maintaining or funding Libor Rate Advances, Lender promptly will give notice of such determination and the basis therefor to Borrower. If such notice is given, and until such notice has been withdrawn by Lender, no additional Libor Rate Advances will be made and no additional Conversions to Libor Rate Advances will be permitted.

      3.8 Notwithstanding any other provisions herein, if any law, treaty, rule or regulation, or determination of a court, governmental authority, central bank or comparable agency charged with the interpretation or administration thereof (whether or not having the force of law), or any change therein or in the interpretation or application thereof, makes it unlawful or impossible for Lender to make or maintain Libor Rate Advances, no additional Libor Rate Advances will be made, no additional Conversions thereto will be permitted and outstanding Libor Rate Advances will be converted to Adjusted Base Rate Advances on either (i) the last day of the applicable Interest Period for such Advance if Lender may continue to maintain such Advance until such day or (ii) immediately if Lender may not continue to maintain such Advances.

4.  PAYMENTS AND APPLICATION OF PAYMENTS.

      4.1 Accrued interest will be due and payable the first day of each month and will be paid by a debit to Borrower's checking account with Lender if sufficient funds are available; and if sufficient funds are not available, amounts due will be paid by an Advance hereunder provided such Advance will not cause the principal outstanding hereunder to exceed the Total Facility.

      4.2 The entire outstanding principal balance of all Advances and all accrued and unpaid interest thereon will be due and payable on December 31, 2003 (the "Maturity Date").

      4.3 Payments received will be applied in the following order: (i) to repayment of any amounts owed to Lender for charges, fees and expenses under this Agreement (including reasonable attorneys' fees), (ii) to accrued interest, and (iii) to principal.

      4.4 Prepayments of Advances in full or in part may be made under this Note at any time; provided that each such payment will be applied in the foregoing order and, to the extent applied to principal, will be applied to the net balance of principal due at maturity.

5. LATE PAYMENTS. If Borrower fails to make any payment of principal, interest or other amount coming due pursuant to the provisions of this Note within 5 calendar days of the date due and payable, Borrower also shall pay to Lender a late charge equal to the greater 2% of the amount of such payment or $50.00 (the "Late Charge").

6. PROCEEDS. Borrower acknowledges that the proceeds of this Note will be used exclusively for business or commercial purposes and no portion of such proceeds will be used for personal, family, educational, or household purposes.

      6.1 EVENTS CAUSING NOTE TO BECOME DUE. The occurrence of any of the following events will be deemed to be an "Event of Default" under this
Note: (i) the non-payment of any sums when due under this Note within all applicable grace periods; (ii) the occurrence of any Event of Default (as defined in any of the following) or a default under any of the following that does not have a defined set of "Events of Default" and the lapse of any notice or cure period provided with respect to such default in any of the following: any other debt, liability or obligation to Lender of Borrower or any Guarantor, including but not limited to any of the foregoing arising under the Loan Documents or any other documents now or in the future securing the obligations of Borrower or any Guarantor to Lender;
(iii) the revocation or attempted revocation, in whole or in part, of any guarantee by any Guarantor; (iv) any representation or warranty made by Borrower or any Guarantor to Lender in any document, including but not limited to the Loan, is false or erroneous in any material respect; (v) the failure of Borrower or any Guarantor to observe or perform any covenant or other agreement with Lender contained in any document, including but not limited to the Loan Documents and (vi) the occurrence of an Event of Default (as defined therein) under the Senior Unsecured Credit Agreement regardless of whether or not such event of Default is waived by the Lenders under the Senior Unsecured Credit Agreement or whether or note the Senior Unsecured Credit Agreement is terminated or no longer in effect. Immediately and automatically upon any Event of Default relating to a bankruptcy filing by or against Borrower, or, at the option of Lender upon the occurrence of any other Event of Default hereunder, in either case without demand or notice of any kind (which are hereby expressly waived): (a) the outstanding principal balance hereunder together with all accrued and unpaid interest thereon, and any additional amounts secured by the Loan Documents, will be accelerated and become immediately due and payable, (b) Borrower will pay to Lender all reasonable costs and expenses (including reasonable attorneys' fees) incurred by Lender in connection with Lender's efforts to collect the indebtedness evidenced hereby, (c) Lender may offset any apply to all or any part of the indebtedness evidenced hereby all monies, credits and other property of any nature whatsoever of Borrower now or hereafter in the possession of, in transit to or from, under the control or custody of or on deposit with (whether held by Borrower individually or jointly with another party), Lender or any affiliate of Lender, and (d) Lender may exercise from time to time any of the rights and remedies available to Lender under the Loan Documents or applicable law. Upon and after the occurrence of any Event of Default or the maturity of this Note (by acceleration or otherwise), the principal balance of this Note, together with any arrearage of interest, will bear interest until paid in full, whether before or after judgment, at a rate per annum equal to the Default Rate. Borrower, all other makers, co-signers and indorser waive presentment, demand, protest, and notice of demand, protest, non-payment and dishonor. Borrower also waives all defenses based on suretyship or impairment of collateral.

7.    MISCELLANEOUS.

      7.1 Both the Late Charge and the Default Rate are imposed as liquidated damages for the purpose of defraying Lender's expenses incident to the handling of delinquent payments, but are in addition to, and not in lieu of, Lender's exercise of any rights and remedies hereunder, under the other Loan Documents or under applicable law, and any fees and expenses of any agents or any reasonable fees and charges of any attorneys which Lender may employ. In addition, the Default Rate reflects the increased credit risk to Lender of carrying a loan that is in default. Borrower agrees that the Late Charge and Default Rate are reasonable forecasts of just compensation for anticipated and actual harm incurred by Lender, and that the actual harm incurred by Lender cannot be estimated with certainty and without difficulty.

      7.2 Nothing contained in this Note regarding late charges or the Default Rate will be construed in any way to extend the due date of any payment or waive any payment default, and each such right is in addition to, and not in lieu of, the other any other rights and remedies of Lender hereunder, under any of the Loan Documents or under applicable law (including, without limitation, the right to interest, reasonable attorneys' fees and other expenses).

      7.3 This Note will bind Borrower and the heirs, executors, administrators, successors and assigns of Borrower, and the benefits hereof will inure to the benefit of Lender and its successors and assigns. All references herein to the "Borrower" and "Lender" will include the respective heirs, administrators, successors and assigns thereof; provided, however, that Borrower may not assign this Note in whole or in part without the prior written consent of Lender and Lender at any time may assign this
Note in whole or in part (but no assignment by the Lender of less than all of this Note will operate to relieve Borrower from any duty to Lender with respect to the unassigned portion of this Note).

      7.4 If any provision of this Note is prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision and without invalidating any other provision in this Note; provided however, that if the provision that is the subject of such invalidity or prohibition pertains to repayment of this Note, then, at the option of Lender, all of the obligations hereunder will become immediately due and payable.

      7.5 Without limiting the generality of the foregoing, if from any circumstances whatsoever the fulfillment of any provision of this Note involves transcending the limit of validity prescribed by any applicable usury statute or any other applicable law with regard to obligations of like character and amount, then the obligation to be fulfilled will be reduced to the limit of such validity as provided in such statute or law, so that in no event will any exaction of interest be possible under this
Note in excess of the limit of such validity and the right to demand any such excess is hereby expressly waived by Lender. As used in this paragraph, "applicable usury statute" and "applicable law" mean such statute and law in effect on the date hereof, subject to any change therein that results in a higher permissible rate of interest.

      7.6 No delay or failure on the part of Lender to exercise any right, remedy or power hereunder, under any of the Loan Documents or under applicable law will impair or waive any such right, remedy or power (or any other right, remedy or power), be considered a waiver of or an acquiescence in any breach, Default or Event of Default or affect any other or subsequent breach, Default or Event of Default of the same or a different nature. No waiver of any breach, Default or Event of Default, nor any modification, waiver, discharge or termination of any provision of this Note, nor consent to any departure by Borrower therefrom, will be established by conduct, custom or course of dealing; and no modification, waiver, discharge, termination or consent will in any event be effective unless the same is in writing, signed by Lender and specifically refers to this Note, and then such modification, waiver, discharge or termination or consent will be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on Borrower in any case will entitle Borrower to any other or further notice or demand in the same or any similar or other circumstance.

      7.7 No single or partial exercise of any right or remedy by Lender will preclude any other or further exercise thereof or the exercise of any other right or remedy. All remedies hereunder, under any Loan Document or any other instrument or document now or hereafter evidencing, securing, guaranteeing or relating to this Note, or now or hereafter existing at law or in equity are cumulative and none of them will be exclusive of the others or of any other right or remedy. All such rights and remedies may be exercised separately, successively, concurrently, independently or cumulatively from time to time and as often and in such order as Lender may deem appropriate.

      7.8 If any ant time all or any part of any payment or transfer of any kind received by Lender with respect to all or any part of this Note is repaid, set aside or invalidated by reason of any judgment, decree or order of any court or administrative body, or by reason of any agreement, settlement or compromise of any claim made at any time with respect to the repayment, recovery, setting aside or invalidation of all or any part of such payment or transfer, Borrower's obligations under this Note will continue (and/or be reinstated) and Borrower will be and remain liable, and will indemnify, defend and hold harmless Lender for, the amount or amounts so repaid, recovered, set aside or invalidated and all other claims, demands, liabilities, judgments, losses, damages, costs and expenses incurred in connection therewith. The provisions of this Section will be and remain effective notwithstanding any contrary action which may have been taken by Borrower in reliance upon such payment or transfer, and any such contrary action so taken will be without prejudice to Lender's rights hereunder and will be deemed to have been conditioned upon such payment or transfer having become final and irrevocable. The provisions of this Section will survive any termination, cancellation or discharge of this Note.

      7.9   Time is of the essence in the performance of this Note.

      7.10 This Note has been delivered and accepted at and will be deemed to have been made at Cincinnati, Ohio and will be interpreted and the rights and liabilities of the parties hereto determined in accordance with the laws of the State of Ohio, without regard to conflicts of law principles.

      7.11 Borrower hereby irrevocably agrees and submits to the exclusive jurisdiction of any state or federal court located within Hamilton County, Ohio, or, at the option of Lender in its sole discretion, of any state or federal court(s) located within any other county, state or jurisdiction in which Lender at any time or from time to time chooses in its sole discretion to bring an action or otherwise exercise a right or remedy, and Borrower waives any objection based on FORUM NON CONVENIENS and any objection to venue of any such action or proceeding. Borrower hereby irrevocably consents that all service of process be made by certified mail directed to Borrower at its address set forth herein for notices and service so made will be deemed to be completed the earlier of Borrower's actual receipt thereof or five (5) business days after the same has been deposited in U.S. Mails, postage prepaid. Nothing contained herein will prevent Lender from serving process in any other manner permitted by law. Borrower and Lender each waive any right to trial by jury in any action or proceeding relating to this Note, the Loan Documents, the collateral described therein, or any actual or proposed transaction or other matter contemplated in or relating to any of the foregoing.

                               LASALLE HOTEL LESSEE, INC.


                               By:         /s/ Hans S. Weger
                                           -------------------------------
                               Print Name: Hans S. Weger
                               Title:      Chief Financial Officer





STATE OF MARYLAND        )
                         )  ss.:
COUNTY OF MONTGOMERY     )





      On the 3rd day of January, 2001, before me, the undersigned, a Notary Public in and for said State, personally appeared Hans S. Weger, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individuals, or the persons upon behalf of which the individual acted, executed the instrument.




                               /s/   Susan K. Wojciechowski
                               ------------------------------
                               Susan K. Wojciechowski
                               Notary Public
                               Montgomery County
                               Maryland